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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Go-Video, Inc. 1987 Nonstatutory Stock Option Plan, the Go-Video, Inc. 1989 Nonstatutory Stock Option Plan, the Go-Video, Inc. 1991 Employee Stock Option Plan, the Go-Video, Inc. 1991 Nonstatutory Directors' Stock Option Plan, the Sensory Science Corporation 1993 Employee Stock Option Plan, and the Sensory Science Corporation Nonemployee Directors' Stock Option Plan of our report dated February 1, 2001 (except for the last three paragraphs of Note 17, as to which the date is March 30, 2001), with respect to the consolidated financial statements and schedule of SONICblue Incorporated included in its Annual Report, as amended, (Form 10-K/A) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP

San Jose, California
July 11, 2001